UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 8, 2012 (May 4, 2012)

Date of Report (Date of earliest event reported)

Verso Paper Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

Verso Paper Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address, including zip code, of principal executive offices)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Entry into New Credit Facilities

On May 8, 2012, Verso Paper Corp. (“Verso”) issued a news release announcing that its wholly owned subsidiary, Verso Paper Holdings LLC (the “Company” and, together with Verso, the “Registrants”) has entered into a $150 million asset-backed revolving credit facility (the “ABL Facility”) and a $50 million cash flow credit facility (the “Cash Flow Facility”). The new senior credit facilities were used to repay the outstanding indebtedness under the Company’s existing $200 million revolving credit facility and will be used to provide ongoing working capital for the Company and for other general corporate purposes.

In addition, the Company may request one or more incremental revolving commitments under the ABL Facility in an aggregate principal amount up to the greater of (a) $100 million and (b) the excess of the borrowing base over the amount of the then-effective commitments under the ABL Facility, and under the Cash Flow Facility, in an aggregate principal amount up to $25 million.

Availability under the new senior credit facilities is subject to customary borrowing conditions. The ABL Facility contains a $75 million sublimit for letters of credit and a $20 million sublimit for swingline loans. The Cash Flow Facility contains a $25 million sublimit for letters of credit.

The ABL Facility and the Cash Flow Facility will have a maturity date of May 4, 2017, provided that, if on any of the dates that are 91 days prior to the earliest scheduled maturity of any of the existing second-lien notes of the Company and Verso Paper Inc., a subsidiary of the Company (together with the Company, the “Issuers”), the Issuers’ senior subordinated notes or amounts borrowed under the Company’s parent term loan, an aggregate principal amount in excess of $100 million of indebtedness is outstanding under the existing second-lien notes, the senior subordinated notes or amounts borrowed under the term loan, as applicable, the ABL Facility and Cash Flow Facility will mature on such earlier date unless the maturity date of such specified debt has been extended to a maturity date that is more than five years and 91 days after May 4, 2012.

Borrowings under the ABL Facility and Cash Flow Facility will bear interest at a rate equal to an applicable margin plus, as determined at the Company’s option, either (a) a base rate determined by reference to the highest of (1) the U.S. federal funds rate plus 0.50%, (2) the prime rate of the administrative agent, and (3) the adjusted LIBO rate for a one-month interest period plus 1.00%, and (b) a eurocurrency rate (“LIBO”) determined by reference to the costs of funds for eurocurrency deposits in dollars in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs. As of May 4, 2012, the applicable margin for advances under the ABL Facility is 1.00% for base rate advances and 2.00% for LIBO rate advances. As of the same date, the applicable margin for advances under the Cash Flow Facility is 3.50% for base rate advances and 4.50% for LIBO rate advances. The Company will pay commitment fees for the unused amount of commitments under ABL Facility at an annual rate initially equal to 0.50% and thereafter either 0.375% or 0.50%, based on daily average utilization, and under the Cash Flow Facility at an annual rate of 0.625%.

The Company has the right to prepay loans under the ABL Facility and the Cash Flow Facility at any time without prepayment penalty, other than customary “breakage” costs with respect to eurocurrency loans.

Verso Paper Finance Holdings LLC, the Company’s direct parent, and certain subsidiaries of the Company, including Verso Paper LLC, Verso Paper Inc., Verso Androscoggin LLC, Verso Bucksport LLC, Verso Sartell LLC, Verso Quinnesec LLC, Verso Quinnesec REP Holding Inc., Verso Maine Energy LLC, Verso Fiber Farm LLC and nexTier Solutions Corporation, are required to guarantee borrowings under the ABL Facility and Cash Flow Facility. Debt outstanding under the ABL Facility and Cash Flow Facility is secured by substantially all of the Company’s assets and those of each domestic guarantor, including a pledge of the Company’s capital stock, capital stock of the subsidiary guarantors and 65% of the capital stock of domestic subsidiaries that are controlled foreign corporation holding companies and the first-tier foreign subsidiaries that are not subsidiary guarantors. The security interest with respect to the ABL Facility will consist of a first-priority lien with respect to most inventory and accounts receivable of the Company and the guarantors (the “ABL Priority Collateral”) and a second-priority lien with respect to all other collateral (the “Notes Priority Collateral”). The security interest with respect to the Cash Flow Facility will consist of a first-priority lien, pari passu with the Issuers’ 11.75% Senior Secured Notes due 2019, with respect to the Notes Priority Collateral and a second-priority lien with respect to the ABL Priority Collateral.

The ABL Facility requires the Company to maintain a minimum fixed charge coverage ratio when the excess availability is less than the greater of (a) 10% of the lesser of (i) the borrowing base at such time and (ii) the aggregate amount of revolving facility commitments at such time, or (b) $10 million. The Cash Flow Facility requires the Company to maintain a maximum total first lien leverage ratio when loans or letters of credit are outstanding under such facility. The new credit facilities also contain certain covenants which, among other things, and subject to certain exceptions, restrict the Company’s ability to incur additional debt or liens, pay dividends, repurchase Company common stock, prepay other indebtedness, sell, transfer, lease, or dispose of assets and make investments in or merge with another company. If the Company were to violate any of the covenants under the ABL Facility or Cash Flow Facility and were unable to obtain a waiver, it would be considered a default. If the

Company were in default under the ABL Facility or Cash Flow Facility, no additional borrowings under the applicable facility would be available until the default was waived or cured. The ABL Facility and Cash Flow Facility provide for customary events of default, including a cross-event of default provision in respect of any other existing debt instrument having an aggregate principal amount that exceeds $20 million.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

For additional information concerning the foregoing, a copy of the ABL Facility, the Cash Flow Facility and the news release, dated as of May 8, 2012, are attached hereto as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of May 4, 2012, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, as borrower, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as co-syndication agents, joint bookrunners and joint lead arrangers.

10.2	Credit Agreement, dated as of May 4, 2012, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, as borrower, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as co-syndication agents, joint bookrunners and joint lead arrangers.

99.1	News release issued by Verso Paper Corp. on May 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2012
VERSO PAPER CORP.
	By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer
VERSO PAPER HOLDINGS LLC
	By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of May 4, 2012, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, as borrower, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as co-syndication agents, joint bookrunners and joint lead arrangers.

10.2	Credit Agreement, dated as of May 4, 2012, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, as borrower, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as co-syndication agents, joint bookrunners and joint lead arrangers.

99.1	News release issued by Verso Paper Corp. on May 8, 2012.